                                        EX-99.B(a)tgtartamend2

                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                          W&R TARGET FUNDS, INC.

     W&R Target Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland
(hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

      FIRST:  That the Board of Directors of the Corporation, at a meeting held on November 14, 2001, adopted resolutions authorizing the reallocation of shares of the capital stock of the Corporation.

      SECOND:  That there are no changes in the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's capital stock, as set forth in the Corporation's Articles of Incorporation.

      THIRD:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors has heretofore duly designated, in accordance with Maryland General Corporation Law, the aggregate number of shares of capital stock which the Corporation is authorized to issue at One
Billion (1,000,000,000) shares of capital stock, (par value $0.001 per share), amounting in the aggregate to a par value of One Million Dollars
($1,000,000.00). Such shares have heretofore been classified by the Board of Directors among the series of the Corporation as follows:

             40,000,000 shares     Asset Strategy Portfolio
             50,000,000 shares     Balanced Portfolio
             60,000,000 shares     Bond Portfolio
            160,000,000 shares     Core Equity Portfolio
            210,000,000 shares     Growth Portfolio
             70,000,000 shares     High Income Portfolio
             70,000,000 shares     International Portfolio
             20,000,000 shares     Limited-Term Bond Portfolio
            150,000,000 shares     Money Market Portfolio
             50,000,000 shares     Science and Technology Portfolio
             80,000,000 shares     Small Cap Portfolio
             40,000,000 shares     Value Portfolio

      FOURTH:  Pursuant to the authority vested in the Board of Directors of the Corporation by Article FIFTH of the Articles of Incorporation of the
Corporation, the Board of Directors, in accordance with Maryland General
Corporation Law, now duly redesignates and reclassifies the capital stock of the Corporation among the series of the Corporation as follows:

             40,000,000 shares     Asset Strategy Portfolio
             50,000,000 shares     Balanced Portfolio
             60,000,000 shares     Bond Portfolio
            160,000,000 shares     Core Equity Portfolio
            210,000,000 shares     Growth Portfolio
             70,000,000 shares     High Income Portfolio
             60,000,000 shares     International Portfolio
             15,000,000 shares     Limited-Term Bond Portfolio
            185,000,000 shares     Money Market Portfolio
             40,000,000 shares     Science and Technology Portfolio
             80,000,000 shares     Small Cap Portfolio
             30,000,000 shares     Value Portfolio

     The aggregate number of shares of stock of the Corporation remains at
One Billion (1,000,000,000) shares of capital stock, the par value remains
$0.001 per share, and the aggregate value of all authorized stock remains
One Million Dollars ($1,000,000.00).

      FIFTH:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

      IN WITNESS WHEREOF, the undersigned Vice President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 14th day of November, 2001.

                         W&R Target Funds, Inc.

                         /s/Kristen A. Richards
                          ------------------------
                         Kristen A. Richards, Vice President

(Corporate Seal)

Attest:  /s/Daniel C. Schulte
         ----------------------
         Daniel C. Schulte, Assistant Secretary

     The undersigned, Vice President of W&R Target Funds, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                         By:  /s/Kristen A. Richards
                              ------------------------
                              Kristen A. Richards, Vice President